Exhibit 99.1


                                  Certification
                         Pursuant to Section 906 of the
                           Sarbanes-Oxley Act of 2002

     In connection with this annual report on Form 10-KSB of State of Franklin Bancshares, Inc. I, Randal R. Greene, President of State of Franklin Bancshares, Inc., certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1. The report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in this report fairly presents, in all material respects, the financial condition and results of operations of State of Franklin Bancshares, Inc.


March 31, 2003                                    /s/ Randal R. Greene
                                                  ------------------------------
                                                  Randal R. Greene
                                                  President